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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                   ---------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 6, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

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                             FREEREALTIME.COM, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                     000-27493                84-1408716
(State or other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)

 3333 MICHELSON DRIVE, SUITE 430, IRVINE, CALIFORNIA              92612
     (Address of principal executive offices)                   (Zip Code)

                                 (949) 833-2959
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

         On June 6, 2000, Freerealtime.com, Inc., a Delaware corporation ("Freerealtime"), and RedChip.com, Inc., a Delaware corporation ("RedChip"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of RedChip), RedChip will be merged with and into a wholly-owned subsidiary of Freerealtime (the "Merger"). Following the Merger, RedChip will survive as a wholly-owned subsidiary of Freerealtime. In connection with the Merger, holders of outstanding shares of RedChip common stock will receive, in exchange for each share of RedChip common stock held by them, .40195749 (the "Exchange Ratio") shares of Freerealtime common stock, subject to adjustment as provided in the Merger Agreement.

         The Merger Agreement is attached as Exhibit 2.1. On June 7, 2000, Freerealtime and RedChip issued a joint press release regarding the Merger Agreement, which is attached as Exhibit 99.1.

ITEM 7(c). EXHIBITS.

         See Exhibit Index.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Freerealtime.com, Inc.


Date:    June 13, 2000                By: /s/ Brad G. Gunn
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                                          Brad G. Gunn
                                          President and Co-Chief Executive
                                          Officer


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                                  EXHIBIT INDEX

Exhibit Number                         Exhibit Description
--------------                         -------------------

     2.1 Agreement and Plan of Merger dated as of June 6, 2000, by and among RedChip.com, Inc., a Delaware corporation, and Freerealtime.com, Inc., a Delaware corporation

    99.1        Joint press release dated June 7, 2000